UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

ADAMS GOLF, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33978	75-2320087
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Plano Pkwy, Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 673-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2009, the registrant entered into a new executive employment agreement with Barney Adams, the current Chairman of the Board of Directors of the registrant. The new agreement replaces the previous executive employment agreement dated January 1, 2006 between the registrant and Mr. Adams, which terminated automatically by its own terms on December 31, 2008. The new agreement provides for a term of three years, beginning on January 1, 2009 and ending on December 31, 2011, unless earlier terminated pursuant to the agreement, and:

Annual Base Salary

2009: $120,000;
2010: $120,000; and
2011: $120,000.

Benefits, Health Insurance, Expenses and Promotional Items

Mr. Adams and his “dependents,” as that term may be defined under the applicable employee benefit plan(s) of the registrant, shall be entitled to (a) participate in all employee benefit plans and programs from time to time generally made available to executive employees of the registrant and (b) health insurance as provided by the agreement.

Mr. Adams is also entitled to (i) reimbursement, not to exceed $10,000 per calendar year, for automobile related expenses (e.g., lease, gas, and insurance) and (ii) provide products, at the registrant’s expense, not to exceed $6,500 annually, to customers, vendors, or suppliers to enhance the business and goodwill of the registrant.

Termination; Compensation Upon Termination

If the registrant terminates the agreement without cause (as defined in the agreement) or if Mr. Adams resigns for good reason (as defined in the agreement), the registrant may be obligated to pay and provide Mr. Adams compensation and benefits as provided by the agreement. The registrant may also be obligated to pay and provide certain compensation and benefits in connection with any death or disability as provided by the agreement.

Confidentiality; Non-Competition

Mr. Adams is subject to confidentiality obligations and is generally restricted from rendering, directly or indirectly, services to any competitor of the registrant or its subsidiaries.

This Item 1.01, including the description of the terms and conditions of the new executive employment agreement herein, is qualified in its entirety by reference to the executive employment agreement furnished with this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit
10.1	Executive Employment Agreement dated January 1, 2009 with Barney Adams (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC.

Date: January 16, 2009

By: /s/ Eric Logan
Name: Eric Logan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Executive Employment Agreement dated January 1, 2009 with Barney Adams (furnished herewith)